UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2016

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events
On November 7, 2016, Horizon Bancorp (“Horizon”) completed its previously announced acquisition of CNB Bancorp, an Indiana corporation headquartered in Attica, Indiana (“CNB”), pursuant to an Agreement and Plan of Merger dated July 12, 2016 (the “Merger Agreement”) between Horizon and CNB.  The shareholders of CNB approved the merger plans at a special shareholders meeting held on October 25, 2016. Pursuant to the Merger Agreement, CNB merged with a subsidiary of Horizon, with CNB surviving the merger and becoming a subsidiary of Horizon. Immediately thereafter, CNB merged with and into Horizon, and The Central National Bank and Trust Company, a national bank and wholly owned subsidiary of CNB, merged with and into Horizon Bank, National Association, the wholly owned national bank subsidiary of Horizon, with Horizon Bank, National Association as the surviving bank.
Shareholders of CNB received merger consideration in the form of cash, in an amount determined pursuant to the Merger Agreement, in exchange for their shares of CNB’s common stock.
On November 7, 2016, Horizon issued a press release announcing the closing of the mergers among Horizon, CNB and their subsidiaries. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued November 7, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: November 7, 2016	HORIZON BANCORP

	By:	/s/ Craig M. Dwight
Craig M. Dwight,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Location
99.1	Press Release issued November 7, 2016	Attached